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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Storage Computer Corporation
Nashua, New Hampshire

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2001, relating to the consolidated financial statements of Storage Computer Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the prospectus.


                                          /s/ BDO Seidman, LLP
                                          BDO Seidman, LLP


Boston, Massachusetts
September 17, 2001